UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2011

Morgan Stanley Smith Barney Spectrum Strategic L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26280	13-3782225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC, 522 Fifth Avenue, 14th Floor, New York, NY		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 296-1999

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 1, 2011, the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”) and Aventis Asset Management, LLC (“Aventis”) entered into a management agreement (the “Aventis Management Agreement”) pursuant to which, effective December 1, 2011, Aventis will serve as a trading advisor of the Registrant and will trade its allocated portion of the Registrant’s net assets pursuant to the Aventis Barbarian Program.

A copy of the Aventis Management Agreement is filed herewith as Exhibit 10.06, and is incorporated herein by reference.

Also on December 1, 2011, the Registrant, the General Partner and PGR Capital LLP (“PGR Capital”) entered into a management agreement (the “PGR Capital Management Agreement”) pursuant to which, effective December 1, 2011, PGR Capital will serve as a trading advisor of the Registrant and will trade its allocated portion of the Registrant’s net assets pursuant to the PGR Mayfair Program at 1.5 times leverage.

A copy of the PGR Capital Management Agreement is filed herewith as Exhibit 10.07, and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

Effective November 30, 2011, the General Partner terminated the Management Agreement, dated as of June 1, 2000, among the Registrant, the General Partner and Eclipse Capital Management, Inc. (the “Eclipse Management Agreement”), pursuant to which Eclipse Capital Management, Inc. (“Eclipse”) traded a portion of the Registrant’s assets in futures interests.  Consequently, Eclipse shall cease all futures interest trading on behalf of the Registrant effective November 30, 2011.

No penalties have been incurred by any of the parties as a result of the termination of the Eclipse Management Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit                                 Exhibit Description

10.06           Management Agreement by and among the Registrant, the General Partner and Aventis dated as of December 1, 2011.

10.07           Management Agreement by and among the Registrant, the General Partner and PGR Capital dated as of December 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.

Date: December 6, 2011	By:	Ceres Managed Futures LLC as General Partner

/s/ Walter Davis
Name: Walter Davis
Title: President